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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Supernus Pharmaceuticals, Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-181479, 333-201049, 333-216135 on Form S-8, and No. 333-200716 on Form S-3 of Supernus Pharmaceuticals, Inc. of our reports dated March 1, 2018, with respect to the consolidated balance sheets of Supernus Pharmaceuticals, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of earnings, statements of comprehensive earnings, statements of changes in stockholders' equity, and statements of cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Supernus Pharmaceuticals, Inc.

/s/ KPMG LLP
Baltimore, Maryland
March 1, 2018

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM